Exhibit 10.1

AGREEMENT (this “Agreement”) dated as of December 11, 2008, by JER Investors Trust Finance Company GS, LLC (the “Seller”), JER Investors Trust Inc. (the “Guarantor”) and Goldman Sachs Mortgage Company (“Buyer”), each a “Party”, and, collectively, the “Parties”.

Reference is made to (i) the Master Repurchase Agreement between Buyer and the Seller, dated as of September 21, 2006, as amended pursuant to that certain Omnibus Amendment, dated as of September 28, 2007 (the “Omnibus Amendment”), as further amended by that certain Waiver and Amendment, dated as of March 27, 2008 (the “Waiver and Amendment”), and as further amended by that certain Second Omnibus Amendment, dated as of October 16, 2008 (the “Second Omnibus Amendment”) (as so amended and as may be further amended, supplemented or modified, and together with all schedules, annexes and exhibits thereto, and all confirmations exchanged pursuant to the Transactions entered into in connection therewith, the “Repurchase Agreement”) and (ii) the Guaranty by Guarantor in favor of Buyer, dated as of September 21, 2006, as amended by the Omnibus Amendment, the Waiver and Amendment and the Second Omnibus Amendment (as so amended and as may be further amended, supplemented or modified, the “Guaranty”).  All capitalized terms not otherwise defined herein have the meaning set forth in the Repurchase Agreement.

NOW, THEREFORE, in consideration of the foregoing, the Parties have agreed as follows:

1.  Satisfaction of Margin Call.  Buyer hereby acknowledges receipt from Seller of payment in the amount of $2,000,000.00, which payment Buyer accepts in full satisfaction of the margin call made by Buyer to Seller on December 4, 2008 (the “Margin Call”), in order to resolve the Margin Deficit in the amount of $2,205,824.33. Buyer hereby waives any claim that Buyer may have, at law or in equity, to the unpaid balance of the Margin Call.

2.  Additional Payment.  On any Business Day (the “Closing Date”) on or prior to 2:00 p.m. (New York City time) on December 31, 2008 (the “Outside Date”), Seller shall pay to Buyer $1,500,000.00 (the “Paydown Amount”), which amount shall be applied to reduce the Repurchase Price under the Repurchase Agreement. In addition, on the Closing Date, Guarantor shall execute and deliver to Buyer an unsecured promissory note (the “Note”) in the principal amount of $500,000.00 in the form attached hereto as Exhibit A to this Agreement.

3.  Purchase of Purchased Loans. On the Closing Date (i) Buyer and Seller agree that the Repurchase Date for all Transactions under the Repurchase Agreement shall be deemed to occur, (ii) the Repurchase Price (including accrued and unpaid Price Differential) shall be due and payable by Seller to Buyer, and, subject to receipt of the Repurchase Price (it being agreed that accrued and unpaid Price Differential to but excluding the Closing Date shall be paid by Seller to Buyer by wire transfer in immediately available funds on the Closing Date and the balance of the Repurchase Price shall be subject to netting as described below), Buyer shall be obligated to transfer the Purchased Loans to Seller pursuant to the Repurchase Agreement, (iii) the Seller shall sell and transfer to Buyer, free and clear of all liens, claims, encumbrances, obligations, liabilities or any similar interests whatsoever (other than any liens created under the Repurchase Agreement and the other Transaction Documents), and Buyer agrees to purchase, the Purchased Loans at a purchase price equal to the Closeout Purchase Price (as defined below), and (iv) upon consummation of the transactions described in the foregoing clauses (i), (ii) and (iii), the Repurchase Agreement, the Guaranty and the other Transaction Documents shall terminate and be of no further force or effect.  The transactions contemplated by clauses (i), (ii) and (iii) of the prior sentence and the termination of the Repurchase Agreement, the Guaranty and the other Transaction Documents shall be confirmed by such form of confirmation or trade ticket as Buyer customarily uses.  The Closeout Purchase Price due from Buyer to Seller shall be netted against the payment of the aggregate Repurchase Price payable by Seller to Buyer and the obligation of Buyer to transfer the Purchased Loans to Seller shall be netted against the obligation of Seller to transfer the Purchased Loans to Buyer.  The “Closeout Purchase Price” means, with respect to the Transactions, the Repurchase Price for the Transactions less accrued and unpaid Price Differential to but excluding the Closing Date.

4.  Representations and Warranties.  Each of Seller, the Guarantor and Buyer represents and warrants that (i) this Agreement has been duly authorized, executed and delivered, (ii) the transactions contemplated hereby have been duly authorized by all necessary action, do not violate any agreement, document or law or regulation or require any consent or filing with any person or entity, and (iii) this Agreement constitutes the legal, valid, and binding obligations of such Party, enforceable against such Party in accordance with its terms.   Seller and Guarantor each acknowledge and agree that the transactions hereunder constitute “reasonably equivalent value” and “fair consideration” (as such terms are used in connection with any applicable fraudulent conveyance, fraudulent transfer or other similar laws) and are made in good faith.

5.  Standstill.  From and after the date hereof to the earlier to occur of the Closing Date and the Outside Date (the “Standstill Period”), except as provided herein, Buyer shall and hereby agrees that (i) any margin call or maintenance rights of Buyer under the Repurchase Agreement, the Guaranty or applicable law and (ii) any financial covenants of Seller or Guarantor under the Repurchase Agreement and the Guaranty, shall, in each case, be suspended.  Notwithstanding the foregoing, this Agreement and the Standstill Period shall immediately terminate, and all obligations of the parties under this Agreement shall immediately terminate upon the occurrence of any of the following events: (a) breach by the Seller or the Guarantor of its obligations under this Agreement, (b) the incurrence of additional indebtedness by the Seller, the Guarantor or any of their respective subsidiaries (except that (y) Seller and Guarantor shall be permitted to incur ordinary course trade payables and (z) Guarantor shall be permitted to declare, in December 2008, and pay, in January 2009, cash dividends in an amount not to exceed Six Million Dollars ($6,000,000)), (c) Seller or Guarantor shall agree or seek to amend, restate, supplement or otherwise modify the terms of any documents governing any indebtedness of Seller, Guarantor or any of their respective  subsidiaries without offering the same terms and conditions to Buyer (except that Guarantor shall be permitted to enter into an amendment of its guaranty of the JPM MRA (as defined below) and a subsidiary of Guarantor shall be permitted to enter into an amendment to the JPM MRA, in each case, containing substantially the same terms (and no additional material terms) provided by Seller to Buyer, and approved by Buyer, prior to the date hereof, (d) the commencement of any bankruptcy, insolvency, receivership or other similar proceedings (whether voluntary or involuntary) in respect of the Seller or the Guarantor, (e) Seller or Guarantor shall make any equity distribution payments (other than as set forth in clause (b) this Section 5), (f) Seller or Guarantor shall, directly or indirectly, make any payments in connection with any “Margin Deficit”, as such term defined in that certain Master Repurchase Agreement, dated as of September 12, 2008, by and between J.P. Morgan Securities Inc. and JERIT Finance CO JPM, LLC (the “JPM MRA”) (excluding a repayment, in an amount not to exceed Three Million Dollars ($3,000,000), with respect to the JPM MRA), unless a proportionate payment of the Repurchase Price is repaid concurrently with such payment or (g) any Purchased Loan shall become a Defaulted Loan.

6.  Releases.  The Parties agree that, on the Closing Date, the termination of the Transactions, the Repurchase Agreement and the Guaranty pursuant to this Agreement and the sale of the Purchased Loans and delivery by Seller to Buyer of a duly executed Note in accordance with this Agreement shall be full and final settlement of all claims whatsoever under the Repurchase Agreement, the Guaranty and the other Transaction Documents (i) which may be made by the Seller or the Guarantor against Buyer arising out of, or in connection with, the Transactions, the Repurchase Agreement, the Guaranty and the other Transaction Documents and (ii) which may be made by Buyer against the Seller or the Guarantor arising out of, or in connection with the Transactions, the Repurchase Agreement, the Guaranty and the other Transaction Documents.  Upon Buyer’s timely receipt of the Paydown Amount and the Note on the Closing Date and the consummation of the sale of the Purchased Loans by Seller to Buyer, each of the Seller and the Guarantor agree to release and forever discharge Buyer and its present and future subsidiaries, affiliates, directors, officers, managers and agents, from any and all claims and liabilities of every nature and description, which then or thereafter exist, arising out of, or connected or relating to, the Transactions, the Repurchase Agreement, the Guaranty or the other Transaction Documents, and Buyer agrees to simultaneously release and forever discharge Seller and the Guarantor and their respective present and future subsidiaries, affiliates, directors, officers, managers and agents, from any and all claims and liabilities of every nature and description, which now or hereafter exist, arising out of, or connected or relating to, the Transactions, the Repurchase Agreement, the Guaranty or the other Transaction Documents; provided, however, that nothing in this Agreement or these releases shall be deemed to release any obligation of Buyer,  the Seller or the Guarantor, as the case may be, arising under this Agreement or the transactions contemplated hereunder, including but not limited to the Guarantor’s obligations under the Note. In connection with the releases granted herein, each of the Parties hereby waive all rights conferred by the provisions of California Civil Code Section 1542 and/or any similar state or federal law.  California Civil Code Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties understand and acknowledge the significance and consequence of their waiver of Section 1542 of the California Civil Code, as well as any other federal or state statute or common law principle of similar effect, and acknowledge that this waiver is a material inducement to and consideration for each other Party’s execution of this Agreement.

7.  Safe Harbor Rights.  Seller and the Guarantor acknowledge and agree that (i) this Agreement and the Repurchase Agreement constitute a “repurchase agreement” within the meaning of section 101(47) of the United States Bankruptcy Code (the “Code”), and a “securities contract” within the meaning of section 741(7) of the Code, (ii) the exercise by Buyer of rights hereunder and as set forth in the Repurchase Agreement are rights described in and protected by sections 362(b)(6), 362(b)(7), 362(b)(27), 555, 559 and 561 of the Code, (iii) Buyer is entitled to all rights and protections applicable to “repurchase agreements” and “securities contracts” under the Code, including, without limitation, the rights and protections described in the Code sections referenced in (ii) of this Section 7, the rights and protections afforded under sections 546(e), 546(f), 546(j), 548(d)(2)(B), 548(d)(2)(C) of the Code, and the rights and protections applicable to setoffs or netting described in sections 362(b)(6), 362(b)(7), 555, 559 and 561 of the Code.

8.  No Waiver of Rights or Remedies.  The Parties agree that other than as expressly set forth herein, nothing in this Agreement or the performance by the Parties of their respective obligations hereunder constitutes or shall be deemed to constitute a waiver of Buyer’s rights, powers or privileges and/or remedies under the terms of the Repurchase Agreement, the Guaranty, the other Transaction Documents, the Note or applicable law, all of which are hereby reserved, including without limitation, (i) any rights or remedies in connection with any bankruptcy, insolvency, receivership or other similar proceedings (whether voluntary or involuntary) in respect of the Seller or the Guarantor (to which this Agreement shall not apply), and (ii) any rights to set-off, recoup, net or exercise similar rights whether or not in connection with any bankruptcy, insolvency, receivership or other similar proceedings (whether voluntary or involuntary).  In consideration of the suspension of certain rights of Buyer and certain obligations of Seller and Guarantor under the Repurchase Agreement, the Guaranty and applicable law pursuant to this Agreement, the Seller and the Guarantor each agree not to pursue, and expressly waive, any claims or remedies that may arise under the Repurchase Agreement or the Guaranty (or otherwise) based on such suspension of certain rights of Buyer and certain obligations of Seller and Guarantor under the Repurchase Agreement or the Guaranty and agree that such suspension shall not constitute a waiver or forbearance (except as otherwise provided herein) of any rights or remedies Buyer may have.  This Agreement is not intended to be, and shall not be deemed or construed to be, a cure, satisfaction, reinstatement, novation, waiver or release of the Repurchase Agreement, the Guaranty or any other Transaction Document, the obligations thereunder, or of any prior, existing and/or future defaults or events of default thereunder, except to the extent expressly set forth herein and subject to, with respect to Seller and Guarantor, satisfaction of their obligations set forth herein.  Seller and Guarantor agree that, except as otherwise expressly set forth herein, the Repurchase Agreement, the Guaranty and the other Transaction Documents are and shall continue to be in full force and effect and shall be legal, valid and binding agreements of the Seller and the Guarantor, as the case may be, enforceable in accordance with their respective terms.

9.  Miscellaneous.  This Agreement embodies the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement, and supersedes all prior or contemporaneous agreements or understandings, whether written or oral, between or among the Parties with respect to that subject matter.  This Agreement may be amended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties, or, in the case of a waiver, by the Party waiving compliance.  Any acceptance by Buyer or its affiliates of performance from, or performance by Buyer or its affiliates to, the Seller under any agreement, including this agreement, between Buyer or any of its affiliates and the Seller or any of its affiliates or otherwise (including without limitation the rollover of, or entry into, any transactions under, or amendments, supplements or modifications to, any agreement or otherwise), or any temporary suspension of certain rights that Buyer or any of its affiliates may have, shall not constitute a waiver or forbearance of any rights or remedies Buyer or its affiliates may have.

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile or PDF.  Any facsimile or PDF signatures shall have the same legal effect as manual signatures.  The Seller and the Guarantor shall not have any right to transfer or delegate (whether by way of security or otherwise) this Agreement or any right, title, interest, power, privilege, remedy, obligation or duty in, to or under this Agreement, in whole or in part, without the prior written consent of Buyer.  Buyer may transfer or delegate (whether by way of security or otherwise) this Agreement or any right, title, interest, power, privilege, remedy, obligation or duty in, to or under this Agreement, in whole or in part, to an affiliate of Buyer or any entity sponsored or organized by, or on behalf of or for the benefit of, Buyer without the consent of the Seller or the Guarantor.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its conflicts of laws principles) and the Parties agree to submit to the non-exclusive jurisdiction of the federal and state courts in the borough of Manhattan in New York, New York in relation to any dispute arising out of or in connection with this Agreement.

[SIGNATURES COMMENCE ON NEXT PAGE]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

GOLDMAN SACH MORTGAGE COMPANY, a New York limited partnership

By:	Goldman Sachs Real Estate Funding Corp., its general partner

	By:	/s/ Mark Buono
		Name:	Mark Buono
Title:

JER INVESTORS TRUST FINANCE COMPANY GS, LLC, a Delaware limited liability company

By:	/s/ Mark S. Weiss
	Name:	Mark S. Weiss
	Title:	President

JER INVESTORS TRUST INC., a Maryland corporation

By:	/s/ Mark S. Weiss
	Name:	Mark S. Weiss
	Title:	President

Exhibit A

PROMISSORY NOTE
JER Investors Trust Inc.

$500,000.00	New York, New York
December __, 2008

FOR VALUE RECEIVED, the undersigned JER INVESTORS TRUST INC., a Maryland corporation (the “Maker”), promises to pay to GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, and its successors and registered assigns (the holder of this Note from time to time, or any portion hereof, is hereinafter referred to as the “Holder”) or to such other account pursuant to such other wiring instruction as the Holder may from time to time designate in writing, the original principal amount of FIVE HUNDRED THOUSAND AND No/100 DOLLARS ($500,000.00) (the “Principal Amount”).

The principal sum evidenced by this note (this “Note”) shall be due and on February 27, 2009 (the “Maturity Date”). This Note shall bear no interest from the date hereof to the Maturity Date. From and after the Maturity Date, if the Principal Amount of this Note is not repaid in full, default interest shall accrue on the Principal Amount at an annual interest rate equal to the Prime Rate (as defined below) plus 2.0%, which interest shall accrue on a daily basis until the Principal Amount and such accrued default interest is paid in full. “Prime Rate” shall mean the “prime rate” published in the “Money Rates” section of The Wall Street Journal.  If The Wall Street Journal ceases to publish the “prime rate,” then Holder shall select an equivalent publication that publishes such “prime rate,” and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Holder shall reasonably select a comparable interest rate index.

With respect to the amounts due and payable pursuant to this Note, the Maker waives demand, presentment and notice.

This Note may not be assigned in whole or in part by the Maker.  The Holder shall have the right from time to time at its discretion to assign this Note, in whole or in part.

The Holder shall not by any act, delay, omission or otherwise be deemed to have amended, modified, supplemented, waived, extended, discharged or terminated any of its rights or remedies, except by an amendment, modification, supplement, waiver, extension, discharge or termination in writing and signed by the appropriate parties.  All rights and remedies of the Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently.  The Maker agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE HOLDER OR THE MAKER ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK.  THE MAKER, AND BY ACCEPTANCE OF THIS NOTE, THE HOLDER, HEREBY (i) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (ii) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

THE MAKER AND, BY ACCEPTANCE HEREOF, THE HOLDER, TO THE FULLEST EXTENT THAT EACH MAY LAWFULLY DO SO, WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION), BROUGHT BY EITHER PARTY HERETO WITH RESPECT TO THIS NOTE.

[Signature page follows]

2

IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the day and year first above written.

MAKER:

JER INVESTORS TRUST INC., a Maryland corporation

By:
Name:
Title: